NEWS BULLETIN	RE:	INNSUITES HOSPITALITY TRUST
FROM		INNSUITES HOTEL CENTRE
INNSUITES HOSPITALITY TRUST		1625 E. NORTHERN AVENUE, # 105
NYSE MKT:IHT		Phoenix, Arizona 85020
FISCAL 2016		Phone: 602-944-1500

InnSuites Hotel Tucson City Center Mortgage Extended

FOR FURTHER INFORMATION:

Marc Berg, Executive Vice President

602-944-1500

email: mberg@innsuites.com

Phoenix, AZ, June 3, 2015 - InnSuites Hospitality Trust (NYSE MKT:IHT)

InnSuites Hotel Tucson City Center is the InnSuites® Hospitality Trust (“IHT”) largest full service resort hotel with 267 Rooms and Suites, an Olympic size heated swimming pool, one of Southern Arizona’s largest ballroom and banquet facilities and is located in 10 lush acres in downtown Tucson, Arizona. The hotel is located near Tucson Convention Center, University of Arizona, Cross Country Interstate 10 and Tucson International Airport. On May 28, 2015, IHT through one of its subsidiaries, obtained a 60 day extension on its first trustee mortgage for its InnSuites Hotel Tucson City Center property. Management expects to refinance this mortgage with the current lender prior to the expiration of the 60 day extension period.

On April 24, 2015, IHT entered into a restructuring agreement for InnSuites Hotel Tucson City Center as part of its NYSE MKT Equity Enhancement Plan which was amended on May 30, 2015 to include IHT shareholder approval.

With the exception of historical information, the matters discussed in this news release may include “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are not guarantees of future performance due to numerous risks and uncertainties and are described in greater detail in our filings with the Securities and Exchange Commission. Although we believe our current expectations to be based upon reasonable assumptions, we can give no assurance that our expectations will be attained.

For more information visit www.innsuitestrust.com or www.sec.gov